UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 29, 2005 (August 23, 2005)

Clarient, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (949) 443-3355

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Clarient, Inc (the “Company”) entered into a Separation Agreement that became effective August 23, 2005 with Kenneth D. Bauer, Ph.D., who served as the Company’s Senior Vice President and Chief Science Officer from August 6, 1997 through August 23, 2005. Dr. Bauer has left the Company to pursue other interests.  Pursuant to the separation agreement, the Company has agreed to pay to Dr. Bauer his base salary at the rate of $192,800 per year through December 13, 2005 and to continue to provide health insurance benefits to Dr. Bauer during such period.  In addition, prior to Dr. Bauer’s separation, the Company agreed that Dr. Bauer may continue to exercise any vested options until the earlier of August 23, 2006 and the expiration date of such options and that options awarded to Dr. Bauer in September 2002 will continue to vest through September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: August 29, 2005	By:	STEPHEN T.D. DIXON
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and
Chief Financial Officer